UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 29, 2002


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)


MARYLAND_______________________________1-13589_________________36-4173047_____
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(State or other jurisdiction of    (Commission File        (I.R.S. Employer
incorporation)                           Number)           Identification No.)


77 West Wacker Drive, Suite 3900, Chicago, Illinois______________60601________
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      (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code: (312)917-1300

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




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ITEM 5. OTHER EVENTS.

The Board of Trustees (the "Board") of Prime Group Realty Trust (the "Company") acknowledged the receipt of an unsolicited proposal from American Realty Investors, Inc. (NYSE: ARL - news) to acquire the outstanding common equity of the Company for $7.50 in cash and two-tenths of a share of a newly-issued ARL Series J non-convertible preferred stock having a $25.00 liquidation preference and an 8% annual dividend, for each outstanding common share. Under the proposal, ARL would also acquire all of the Company's outstanding Series A preferred shares for $20 per share in cash and each outstanding share of the Company's Series B preferred shares for a share of comparable preferred stock of ARL.

The Company's Board of Trustees intends to address ARL's proposal promptly and in an orderly manner, and has referred the proposal to its financial advisors for their assistance in connection with the Board's evaluation of the proposal.

On April 29, 2002, the Company issued a Press Release announcing the matters described above. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.


(b)         Exhibits:

            Exhibit
              No.             Description
              ---             -----------
              99.1            Press Release dated April 29, 2002.



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 29, 2002               PRIME GROUP REALTY TRUST

                                    By:/s/ Louis G. Conforti
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                                    Name:  Louis G. Conforti
                                           Co-President and
                                           Chief Financial
                                           Officer